UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2013
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 11, 2013, David R. Goode, Charles D. Powell, and Joshua I. Smith announced their retirement from the Board of Directors (the “Board”) of Caterpillar Inc. (the “Company”), and the Committees of the Company’s Board on which each of them serve, effective December 31, 2013. Mr. Goode serves as the Chairman of the Compensation Committee, Lord Powell serves as the Chairman of the Public Policy Committee, and Mr. Smith serves as a member of the Compensation Committee. The retirements are the result of these individuals reaching the Company’s mandatory retirement age for directors as provided in the Company’s Guidelines on Corporate Governance Issues and not as a result of any disagreement with the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2013, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective upon its adoption by the Board on December 11, 2013. The amendment to the Bylaws added a new section, Section 6, to Article XI of the Bylaws to select the Court of Chancery of the State of Delaware as the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The amended Bylaws and a copy marked to show changes are attached as Exhibits 3.1 and 3.2 respectively. Exhibit 3.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits
3.1     Bylaws of Caterpillar Inc., as amended and restated as of December 11, 2013

3.2    Marked Bylaws of Caterpillar Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

December 11, 2013	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX
Exhibit No.	Description

3.1	Bylaws of Caterpillar Inc., as amended and restated as of December 11, 2013
3.2	Marked Bylaws of Caterpillar Inc.